Exhibit 99.1

P   R   E   S   S     R   E   L   E   A   S   E

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Locke

Chief Financial Officer

Rewards Network Inc.

(312) 521-6741

Rewards Network Inc. Declares Special Cash Dividend of $2.00 per Share

Chicago, IL October 5, 2009 — Rewards Network Inc. (NASDAQ: DINE), a leading provider of marketing services and dining rewards programs to the restaurant industry, today announced that its Board of Directors declared a special cash dividend of $2.00 per share of common stock, payable on October 22, 2009 to stockholders of record at the close of business on October 15, 2009.

“We have worked hard over the last several years modifying our business to be more customer-focused and value-added in terms of our products and more disciplined in terms of our operating activities, while becoming significantly less capital intensive,” said Ron Blake, President and CEO. “The impact of this approach is evident in our profitability in the past year, despite the challenges facing the restaurant industry. By focusing on efficient operations and the value added by our products, we achieved solid operating results during 2008 and the first three quarters of 2009. These results, together with the improvements we have made in making investments in our dining credits portfolio, have enabled us to generate a significant amount of cash in 2009 while reducing the amount of cash we invest in our dining credits portfolio. In addition, we remain debt-free.”

“Our marketing services program has grown significantly this year, both in terms of the number of merchants and sales,” continued Mr. Blake. “We expect to continue our dining credits purchasing policies that have reduced the amount of capital we need to fund investments in our dining credits portfolio and improved the return on the capital we deploy purchasing dining credits. We have over $20 million of cash on our balance sheet and over $20 million of liquidity available on our line of credit. We believe a special cash dividend provides a significant return of capital to our stockholders without compromising our ability to continue funding dining credits purchases at an appropriate level and to invest in the further development of our marketing services platform. Taking these factors into account, our Board of Directors has determined that it is in the best interest of our stockholders to declare a special dividend of $2.00 per share.”

About Rewards Network

Rewards Network (NASDAQ:DINE), headquartered in Chicago, IL, operates the leading dining rewards programs in North America. Thousands of restaurants and other merchants benefit from the company’s restaurant marketing efforts that include millions of email impressions, mobile access to restaurants via iPhone™ and BlackBerry® smartphones and dining Web sites. Rewards Network also provides restaurant ratings and other restaurant business intelligence, as well as access to capital to restaurants in our program. In conjunction with major airline frequent flyer programs and other affinity organizations, Rewards Network provides more than three million members with incentives to dine at participating restaurants. These incentives include airline miles, college savings rewards, reward program points and Cashback RewardsSM savings. For additional information about Rewards Network, visit RewardsNetwork.com or call (866) 539-9792.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) the impact of the economy on dining activity, (ii) the Company’s inability to attract and retain merchants, (iii) the Company’s susceptibility to restaurant credit risk and the risk that its allowance for losses related to restaurant credit risk in connection with dining credits may prove inadequate, (iv) the Company’s dependence upon its relationships with payment card issuers, transaction processors, presenters and aggregators, (v) a security breach that results in a payment card issuer re-issuing a significant number of registered payment cards, (vi) changes to payment card association rules and practices, (vii) the Company’s dependence on its relationships with airlines and other reward program partners for a significant number of members, (viii) the concentration of a significant amount of the Company’s rewards currency in one industry group, the airline industry, (ix) adverse weather conditions affecting dining activity, (x) the Company’s minimum purchase obligations and performance requirements, (xi) the Company’s inability to attract and retain active members, (xii) factors causing our operating results to fluctuate over time, (xiii) the Company’s ability to obtain sufficient cash to operate its business, (xiv) changes in the Company’s programs that affect the rate of rewards, (xv) the Company’s inability to maintain an adequately-staffed sales force, (xvi) the Company’s inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (xvii) network interruptions, processing interruptions or processing errors, (xviii) susceptibility to a changing regulatory environment, (xix) increased operating costs or loss of members due to privacy concerns of the Company’s program partners, payment card processors and the public, (xx) the failure of the Company’s security measures, (xxi) the loss of key personnel, (xxii) increasing competition, and (xxiii) a shift toward Marketing Services Program that may cause revenues to decline. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the Company’s annual report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. The Company undertakes no obligation to, and expressly disclaims any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

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